UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2007

Commonwealth Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-17377	54-1460991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

403 Boush Street, Norfolk, Virginia 23510

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (757) 446-6900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2007, Raju V. Uppalapati was elected to the Board of Directors of Commonwealth Bankshares, Inc. and its subsidiary Bank of the Commonwealth. Mr. Uppalapati accepted his invitation to serve on the Board on September 10, 2007.

Mr. Uppalapati, 45, is CEO & Partner of BD & A Realty & Construction, Inc., one of the largest Real Estate Developers and Builders in Eastern North Carolina; Founder and Managing Member of R & E Capital Investments, LLC; Chairman & Owner of Élan Vacations, Inc., a full service Resort Vacation Rentals and Hospitality Service Company; Chairman & CEO of RAVA Group LLC, a Commercial Real Estate Development, Hospitality Management, and Holding Investment Company; and Founder and Majority Stock Holder of VBL Technologies LLC, a Technology Service and Outsourcing Company. Mr. Uppalapati has over 20 years of experience in Real Estate Sales, Development & Management, Hospitality Management, Business Start-ups, Investment Management and Entrepreneurship. He is very active and well regarded in the community.

Bank of the Commonwealth’s lease at St. Waves Plaza, NC HWY 12, Waves, NC was entered into with Noraj & Associates, Inc., LLC, a North Carolina Corporation, which is owned by Mr. Uppalapati. The triple net lease is for approximately 3,074 square feet, with an initial lease term of 10 years at an annual rent of $46,110 for the first year. The rent will increase three percent (3%) compounded each year throughout the initial lease term and throughout the option periods. The bank has four separate successive renewal terms of five years each. In addition, Bank of the Commonwealth’s lease at Sampat Professional Center, 8468 Caratoke Highway #300, Powells Point, NC, was entered into with RAVA Developments, LLC, a North Carolina, Limited Liability Company, which is owned by Mr. Uppalapati. The triple net lease is for approximately 5,120 square feet, with an initial lease term of 15 years at an annual rent of $98,000 for the first year. The rent will increase five percent (5%) compounded each year throughout the initial lease term and throughout the option periods. The bank has three separate successive renewal terms of five years each. The terms of the leases are no less favorable than could be obtained from a non-related party in an arms-length transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Commonwealth Bankshares, Inc.

Date: September 12, 2007	By:	/s/ Cynthia A. Sabol, CPA
	Name:	Cynthia A. Sabol, CPA
	Title:	Executive Vice President and Chief Financial Officer